UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 31, 2024 (October 15, 2024)
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Cable One, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-36863	13-3060083
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 E. Earll Drive, Phoenix, Arizona	85012
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (602) 364-6000
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CABO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of Cable One, Inc. (the “Company”) filed with the Securities and Exchange Commission on October 16, 2024 and dated as of October 15, 2024.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As previously disclosed, the Company has determined to eliminate the position of Chief Legal and Administrative Officer previously held by Peter N. Witty, and on December 31, 2024, the Company and Mr. Witty entered into Transition Agreement and General Release of Claims (the “Transition Agreement”). Under the terms of the Transition Agreement, Mr. Witty’s role as the Chief Legal and Administrative Officer ended as of January 1, 2025, but he will remain employed with the Company as a senior advisor through June 30, 2025, after which his employment will terminate (the “Separation Date”). Mr. Witty’s departure is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies and practices, including any matters concerning the Company’s controls or any financial or accounting-related matters or disclosures.
Under the terms of the Transition Agreement, Mr. Witty will receive (i) a base salary at an annualized rate of $180,000 during the remainder of his employment as a senior advisor with the Company; and (ii) a 2024 cash incentive payout as determined by his target opportunity and the Company’s performance results relative to the Company’s 2024 Annual Executive Bonus Plan goals and the terms disclosed in the Company’s 2024 proxy statement. Following the Separation Date, the outstanding equity awards held by Mr. Witty will vest in accordance with the pro-rata vesting terms applicable for a “Good Reason” termination pursuant to the terms of his outstanding equity award agreements. In addition, Mr. Witty will receive a lump sum cash payment equal to six times the monthly premium required to continue group health care coverage based on monthly COBRA premiums in effect as of the Separation Date and tax assistance for the payment, subject to his signing a release of claims in favor of the Company. The Transition Agreement also contains a customary release of claims by Mr. Witty, an acknowledgement by Mr. Witty of his obligations to comply with the restrictive covenants set forth in the Company’s Clawback Policy, and other customary terms.
The foregoing is a summary of certain material terms of the Transition Agreement and is qualified in its entirety by reference to the full text of the Transition Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Also, as previously disclosed and in connection with Mr. Witty’s departure, the Company promoted Christopher J. Arntzen to the position of Senior Vice President, General Counsel and Secretary effective January 1, 2025. Mr. Arntzen joined the Company in May 2021 and has more than twenty-five years of legal experience, most recently serving as the Company’s Vice President, Deputy General Counsel and Secretary. He started his career practicing law at Baker Botts L.L.P. for over thirteen years as an associate and a partner, and has also held other senior in-house counsel positions, including serving as Vice President and Deputy General Counsel at CenterPoint Energy, Inc. and Deputy General Counsel at ZoomInfo Technologies Inc. Mr. Arntzen holds a J.D. from the University of Texas School of Law and a bachelor’s degree from Rice University.
Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Transition Agreement and General Release of Claims dated December 31, 2024
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cable One, Inc.

	By:	/s/ Christopher J. Arntzen
		Name:	Christopher J. Arntzen
		Title:	Senior Vice President, General Counsel and Secretary

Date: January 3, 2025